UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower

Pavilion Embassy, 200 Jalan Ampang

50450 W.P. Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

(60) 3 8408-1788

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced on September 23, 2026, Greenpro Capital Corp., a Nevada corporation (the “Company”) entered into a share sale agreement (the “Agreement”) with Ms. Chen Yanhong (the “Buyer”) to sell or cause its subsidiaries to sell and transfer all of the issued and outstanding equity interests in Greenpro Resources (HK) Limited, a Hong Kong company (“GRHK”), Falcon Corporate Services Limited, a Hong Kong Company (“FCS”), Greenpro Financial Consulting Limited, a Belize company (“GFC”), Greenpro Management Consultancy Limited, a Shenzhen, China company (“GMCSZ”), Shenzhen Falcon Financial Consulting Limited, a Shenzhen, China company (“SZFFC”) and Greenpro Financial Consulting (Shenzhen) Limited, a Shenzhen, China Company (“GFCSZ” and, together with GRHK, FCS, GFC, GMCSZ and SZFFC, the “F&A Entities”). The Buyer is a director of GMCSZ, SZFFC, GFCSZ and FCS and a shareholder currently holding 14 shares of the Company’s common stock. On September 28, 2026, the Company completed the sale of the F&A Entities to the Buyer pursuant to the terms of the Agreement for aggregate cash consideration of HK$3,500,000, approximately US$446,486 based on the exchange rate as of August 31, 2026.

The unaudited pro forma financial information included in Exhibit 99.2 reflects the F&A Entities as discontinued operations. The Company expects to report on the F&A Entities as discontinued operations beginning in the third quarter of 2026.

At Closing, all outstanding intercompany balances, loans, advances, receivables, payables and other obligations between the F&A Entities and the remaining Company group were waived and released. The Company estimates a reduction of additional paid-in capital of $5,303,075 resulting from the waiver of intercompany balances based on the unaudited pro forma condensed consolidated financial statements as of June 30, 2026.

The Company expects to use the proceeds from the Transaction for general corporate purposes, which may include the provision of additional working capital, funding internal operational improvement initiatives and business development.

The foregoing description of the Transaction terms is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 23, 2026, and is incorporated into this Item 2.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference:

●	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2026
●	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2026
●	Unaudited Pro Forma Condensed Consolidated Statements of Operations for each of the fiscal years ended December 31, 2025, and 2024
●	Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits

Exhibit No.	Description
99.2	Greenpro Capital Corp. Pro Forma Condensed Consolidated Financial Statements.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, without limitation, statements about the sale of the F&A Entities, including statements regarding the benefits of the sale, the expected use of proceeds and expectations for economic conditions, future business and financial performance, as well as statements regarding underlying assumptions related thereto.

Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. They include, among others, the Company’s ability to hire, train and retain qualified employees, the timing and implementation of strategic initiatives, deterioration of general macroeconomic conditions, geopolitical conflicts, the highly competitive nature of the industry, demand for the Company’s products and services, the Company’s use of proceeds and ability to maintain service quality, and challenges associated with transforming and growing its business. Factors that could cause actual results to differ materially include risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, its Quarterly Reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission (“SEC”). Except as may be required by law, the Company undertakes no obligation to update any forward-looking statements made herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: September 28, 2026	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director